Exhibit 99.1

FOR IMMEDIATE RELEASE

February 17, 2009

Contact:  David Sheridan

Chief Financial Officer

Seneca Gaming Corp.

716-501-2010

Seneca Gaming Corporation Announces

First Quarter 2009 Results

NIAGARA FALLS, NEW YORK – Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its financial results for the three month period ended December 31, 2008.  SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (“Nation”) that operates all of the Nation’s Class III gaming operations in Western New York.  SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”), Seneca Territory Gaming Corporation (“STGC”) and Seneca Erie Gaming Corporation (“SEGC”), operates three casinos in Niagara Falls, New York (Niagara Territory) (“Seneca Niagara Casino and Hotel”), Salamanca, New York (Allegany Territory) (“Seneca Allegany Casino and Hotel”), and Buffalo, New York (Buffalo Creek Territory) (“Seneca Buffalo Creek Casino”), respectively.

Consolidated Financial Results for the Three Month Periods Ended December 31, 2008 and 2007 (in thousands, unaudited):

	For the Three Month Period Ended
	Dec. 31, 2008	Dec. 31, 2007	Variance	Percent Variance

Gaming revenues	$137,023	$150,080	$(13,057)	-8.7%
Non-gaming revenues	$26,940	$28,799	$(1,859)	-6.5%
Net revenues	$138,719	$150,200	$(11,481)	-7.6%
Income from operations	$21,132	$25,282	$(4,150)	-16.4%
Adjusted EBITDA before head lease (a non-GAAP measure described below)	$54,027	$54,518	$(491)	-0.9%

Financial results for the first quarter 2009 included the following:

•	Gaming revenues of $137.0 million, an 8.7% decrease from the first quarter 2008;

•	Gross slot revenues of $124.9 million, an 8.0% decrease from the first quarter 2008;

•	Table games revenues of $15.3 million, a 16.6% decrease from the first quarter 2008;

•	Non-gaming revenues of $26.9 million, a 6.5% decrease from the first quarter 2008;

•	Net revenues of $138.7 million, a 7.6% decrease from the first quarter 2008;

•	Income from operations of $21.1 million, a 16.4% decrease from the first quarter 2008;

•	Net income of $11.5 million, a 7.5% decrease from the first quarter 2008; and

•	Adjusted EBITDA before head lease, a non-GAAP measure described below, of $54.0 million, a 0.9% decrease from the first quarter 2008.

Commenting on the financial results for the first quarter 2009, Brian Hansberry, President and CEO of the Seneca Gaming Corporation, said, “I believe SGC continues to demonstrate its ability to navigate uncertain economic times and mitigate the effects of the economic recession the entire country is currently experiencing.  Although growing consumer uncertainty resulting from the recession impacted our gross revenues during the quarter, we are pleased to produce Adjusted EBITDA before head lease substantially consistent with that produced during the same quarter of last year.”

SGC’s decrease in Adjusted EBITDA before head lease of $0.5 million, or 0.9%, is primarily due to a decrease in net revenues of $11.5 million offset by reduced payroll and related costs of $2.7 million, promotional and special events of $2.3 million, exclusivity fee of $2.0 million, cost of goods sold of $1.5 million, advertising of $1.2 million and gaming equipment lease expense of $0.6 million.

Barry E. Snyder, Sr., Chairman of the SGC Board of Directors commented, “We are pleased with the measures implemented by SGC over the last 18 months to prepare for, and adapt to, the onset of difficult economic times.  Although the ongoing recession will continue to present challenges, we believe our operating results positively reflect our efforts and ability to adapt to turbulent economic conditions.”

Adjusted EBITDA before head lease margin, or Adjusted EBITDA before head lease as a percentage of net revenues, increased to 38.9% for the three month period ended December 31, 2008 versus 36.3% for the three month period ended December 31, 2007.

Net revenues decreased for the first quarter 2009 due to the continuing economic recession, resulting in decreased consumer spending, and unfavorable weather conditions when compared to the first quarter 2008.

Selected Gaming Data for the Three Month Periods Ended December 31, 2008 and 2007 (in thousands, unaudited)

	For the Three Month Period Ended
	Dec. 31, 2008	Dec. 31, 2007	Variance	Percent Variance

Slot handle	$1,472, 236	$1,596,789	$(124,553)	-7.8%
Gross slot revenues	$124,863	$135,759	$(10,896)	-8.0%
Net slot revenues	$111,576	$119,530	$(7,954)	-6.7%
Table games drop	$92,355	$110,981	$(18.626)	-16.7%
Gross table games revenue	$15,342	$18,397	$(3,055)	-16.6%
Net table games revenue	$15,297	$18,325	$(3,028)	-16.5%

SGC’s slot revenue for the three month period ended December 31, 2008 decreased when compared to the same period in the prior year.  SGC’s gross slot hold percentage and gross slot win per unit per day for the quarter were 8.48% and $203, respectively, compared to 8.50% and $221, respectively, for the first quarter 2008.

Table games revenue per unit per day for the three month period ended December 31, 2008 was $1,174 compared to $1,408 for the three month period ended December 31, 2007.

Non-Gaming Revenues for the Three Month Periods Ended December 31, 2008 and 2007 (in thousands, unaudited):

	For the Three Month Period Ended
	Dec. 31, 2008	Dec. 31, 2007	Variance	Percentage Variance

Food and Beverage	$14,204	$14,814	$(610)	-4.1%
Lodging	$6,296	7,313	$(1,017)	-13.9%
Retail, entertainment and other	$6,440	$6,671	$(231)	-3.4%

The average daily room rate, or ADR, was $92 for the three month period ended December 31, 2008 compared to $109 for the three month period ended December 31, 2007 and revenue per available room for the three month period ended December 31, 2008 was $86 Compared $98 for the three month period ended December 31, 2007.

Liquidity, Capital Resources and Capital Spending

Debt

As of December 31, 2008, SGC held cash and cash equivalents of $51.3 million compared to $53.3 million as of December 31, 2007.  In October 2008, SGC borrowed $20.0 million under the $50 million Senior Secured Revolving Loan Agreement.

SGC’s total debt was $516.6 million as of December 31, 2008, as compared to $496.4 million as of December 31, 2007.  At SGC’s request, the lender under the Senior Secured Revolving Loan Agreement had issued letters of credit totaling $16.7 million as of December 31, 2008, and together with the $20.0 million borrowed under this facility, results in $13.3 million available under the Senior Secured Revolving Loan Agreement as of December 31,2008.

Interest Expense

Interest expense of $9.6 million for the three month period ended December 31, 2008 primarily consists of interest on our $500 million aggregate principal amount of 7-1/4% senior notes, $1.0 million of amortization related to financing costs and original issue discount and is partially offset by $0.4 million capitalized interest on our construction activities for our Seneca Hickory Stick Golf Club.

Capital Expenditures

SGC’s capital expenditures totaled $21.9 million for the three month period ended December 31, 2008 compared to $24.3 million in the three month period ended December 31, 2007.  The $21.9 million consisted of $9.1 million relating to the permanent Seneca Buffalo Creek Casino and Hotel; $5.1 million relating to construction costs for the additional hotel tower at Seneca Allegany Casino and Hotel; $2.7 million relating to construction of the Seneca Hickory Stick Golf

Club; and $0.9 million for the conversion of the temporary gaming facility at Seneca Allegany Casino and Hotel into an events center with related amenities.  The remaining $4.1 million in capital expenditures were principally for the acquisition of equipment for existing casino operations.

Construction continues to be suspended with regards to the expansion of the Seneca Allegany Casino and Hotel and the construction of the permanent casino and hotel complex on the Buffalo Creek Territory.  The decision to further limit construction activities at these locations is due to various factors including: the continuing economic recession, inability to obtain construction financing at reasonable cost and operating and other demands on our available cash.

Capital Resources

Distributions to our owner, the Seneca Nation, totaled $20.5 million for the three month period ended December 31, 2008 compared to $16.6 million for the three month period ended December 31, 2007.

Senior management continues to monitor and review with SGC’s Board of Directors and its owner, the Seneca Nation of Indians, SGC’s financial condition and liquidity needs to help ensure appropriate strategic plans are developed and implemented to meet ongoing economic challenges and address SGC’s liquidity requirements.

Taking into account the suspension of existing expansion projects previously noted, management intends to work closely with SGC’s owner to ensure cash generated from operations, available cash and cash equivalents, short-term investments and cash available under Senior Secured Revolving Loan Agreement are sufficient to service our debt, satisfy our other financial obligations and commitments and  meet our working capital requirements for the remainder of the fiscal year.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC defines Adjusted EBITDA before head lease expense as EBITDA plus pre-opening expense, other non-operating expenses and head lease expense.  SGC’s calculation of EBITDA and Adjusted EBITDA before head lease expense may be different from the calculation used by other companies and therefore comparisons of EBITDA and Adjusted EBITDA before head lease expense may be limited.  EBITDA and Adjusted EBITDA before head lease expense should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with reference to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements.  Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to SGC’s ability to adapt to uncertain economic times, mitigate the effects of the recession upon its operations and implement the strategic plan of the Nation to improve SGC’s liquidity position.  Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K.  These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.

Earnings Conference Call

The Seneca Gaming Corporation will host an earnings conference call for investors and other members of the financial community on February 24, 2009 at 10:00 AM EST.  Interested parties may participate in this call by dialing 877-830-2582, pass code SENECA.  Please call five minutes in advance to ensure that you are connected prior to the initiation of the call.  Questions and answers will be reserved for call-in analysts and investors.  A rebroadcast of this earnings conference call will be available for 14 days by dialing 800-688-7036.

Contact:  David Sheridan, Chief Financial Officer for additional information at 716-501-2010.

SENECA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)  ($000’s omitted)

	December 31,	September 30,
	2008	2008
Assets

Current assets:
Cash and cash equivalents	$51,308	$53,305
Short-term investments	200	300
Other receivables, net	2,708	2,705
Inventories	4,284	4,196
Other current assets	9,062	9,127

Total current assets	67,562	69,633

Property and equipment, net	794,800	799,335
Other long-term assets	66,689	66,750

Total assets	929,051	935,718

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	1,873	3,368
Construction payables	15,786	29,619
Distributions payable to Nation	20,000	24,000
Exclusivity fees payable	7,441	9,234
Accrued interest payable	6,042	15,104
Accrued regulatory costs	30,426	27,888
Accrued gaming liabilities	16,625	15,657
Accrued payroll and related liabilities	10,690	10,138
Other current liabilities	17,749	13,511
Senior secured revolving loan payable	20,000	—

Total current liabilities	146,632	148,519

Long-term debt	496,605	496,353
Total liabilities	643,237	644,872

Capital:
Retained earnings	285,814	290,846

Total liabilities and capital	$929,051	$935,718

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)  ($000’s omitted)

	Three Months Ended:
	December 31,	December 31,
	2008	2007

Revenues:
Gaming	$137,023	$150,080
Food and beverage	14,204	14,814
Lodging	6,296	7,313
Retail, entertainment and other	6,440	6,671
Less: promotional allowances	(25,244)	(28,678)
	138,719	150,200

Expenses:
Gaming	37,225	41,438
Food and beverage	11,207	12,616
Lodging	3,453	3,763
Retail, entertainment and other	3,557	3,843
Advertising, general and administrative	49,500	49,523
Pre-opening costs	58	93
Depreciation and amortization	12,587	13,642

Total operating expenses	117,587	124,918

Operating income	21,132	25,282
Other non-operating expenses	(113)	(3,750)
Interest income	58	748
Interest expense	(9,603)	(9,871)

Net Income	$11,474	$12,409

SENECA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(UNAUDITED)  ($000’s omitted)

	Three Months Ended
	December 31,
	2008	2007
	(Dollars in Thousands)
Cash flows relating to operating activities:
Net income	$11,474	$12,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,587	13,642
Loss on disposal of assets	24	63
Amortization of deferred financing costs and debt discount	965	809
Other than temporary decline in investments	100	3,750
Provision for bad debts	75	90

Change in operating assets and liabilities:
Current assets	(101)	1,228
Long-term assets	—	(3)
Current liabilities	(4,209)	(5,305)

Net cash provided by operating activities	20,915	26,683

Cash flows relating to investing activities:
Purchases of property and equipment	(21,909)	(24,353)
Land acquisition costs	(498)	(3,566)
Decrease in restricted cash	—	(849)
Sale of investments, net	—	14,600

Net cash used in investing activities	(22,407)	(14,168)

Cash flows relating to financing activities:
Proceeds from senior secured revolving loan agreement	20,000	—
Distributions paid to the Nation	(20,505)	(16,628)

Net cash used in financing activities	(505)	(16,628)

Net decrease in cash	(1,997)	(4,113)

Cash balances:
Beginning of period	53,305	78,662
End of period	$51,308	$74,549

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Three months ended December 31, 2008

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$11,474
Depreciation	12,587
Interest, net	9,545

EBITDA	33,606
Pre-opening costs	58
Other Non-operating expense	113
Head Lease	20,250

Adjusted EBITDA before Head Lease	$54,027

SENECA GAMING CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA before Head Lease

Three months ended December 31, 2007

(UNAUDITED) ($000’s omitted)

Consolidated

Net Income (loss)	$12,410
Depreciation	13,642
Interest, net	9,123

EBITDA	35,175
Pre-opening costs	93
Other Non-operating expense	3,750
Head Lease	15,500

Adjusted EBITDA before Head Lease	$54,518